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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We have issued our report dated March 10, 2006, accompanying the consolidated financial statements of Health Fitness Corporation and subsidiary and schedule included in the annual report on Form 10-K for the year ended December 31, 2005 which are incorporated by reference in this Registration Statements. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of Health Fitness Corporation on Form S-8 relating to the 2005 Employee Stock Purchase Plan.


/s/ Grant Thornton LLP

Minneapolis, Minnesota
August 16, 2006